Boise Cascade Company

EXHIBIT 99.1

Corporate Communications Department

1111 West Jefferson Street PO Box 50 Boise, ID 83728
T 208 384 7990 F 208 384 7332

News Release

Media Contact	Investor Relations Contact
Mike Moser	Rob McNutt
Office 208 384 6016 Cell 208 867 4346	Office 208 384 7023

For Immediate Release:  November 3, 2005

BOISE ANNOUNCES THIRD QUARTER 2005 FINANCIAL RESULTS

                BOISE, Idaho — Boise Cascade Company today reported income from operations of $79.4 million for third quarter 2005, compared with $79.9 million for the same period a year ago.  In second quarter 2005, Boise reported income from operations of $77.4 million.

                Boise reported net income of $28.5 million in the third quarter of 2005.  This compares with net income of $35.2 million, for the same period a year ago.  In second quarter 2005, Boise reported a net loss of $14.5 million, which included $51.9 million of expenses for special items, before taxes.  During third quarter 2004, OfficeMax Incorporated (the predecessor) operated the businesses.

FINANCIAL HIGHLIGHTS

($ in millions)

	Boise	Predecessor	Boise
	3Q 2005	3Q 2004	2Q 2005
Sales	$1,556.3	$1,559.3	$1,494.6
Income from operations	$79.4	$79.9	$77.4
Net income (loss) (a)	$28.5	$35.2	$(14.5)
EBITDA (b) (c)	$113.5	$140.4	$108.8

(a)          Special items, before taxes, included in net loss in the second quarter of 2005 include (i) $43.0 million related to the write-off of deferred financing costs associated with the repayment of our Tranche B term loan; (ii) $3.6 million of costs associated with our initial public offering, which was withdrawn; and (iii) a charge of $5.3 million to recognize the change in fair market value associated with interest rate swaps.

(b)         Special items, before taxes, included in EBITDA for second quarter 2005 include $3.6 million of costs associated with our initial public offering, which was withdrawn.

(c)          For reconciliation of net income to EBITDA, see segment information in the financial section.

                “During the quarter, housing markets continued to exhibit strength,” said Tom Stephens, chairman and chief executive officer.  “Hurricanes impacted the production and sales volumes of all of our segments, but fortunately, the storms didn’t cause any injuries to our people or cause significant damage to our assets located in the Gulf Coast area.  We estimate that the lost production we experienced from the storms negatively impacted operating earnings by approximately $6 million.”

                At September 30, 2005, the company’s net debt was $1.3 billion.  The aggregate leveraged buyout debt at October 29, 2004, was $3.2 billion, including our guarantee of $1.2 billion of debt incurred by Boise Land & Timber Corporation, which was repaid in February 2005.  Net debt includes long- and short-term debt owed to third parties, less cash and cash equivalents.  It excludes a $266.4 million note payable to a related party.

Sales

                Sales in both third quarter 2005 and 2004 were $1.6 billion, compared with $1.5 billion in the second quarter 2005.

                Comparing third quarter 2005 with the same period a year ago, Paper sales decreased 2% primarily due to a 2% decrease in weighted average uncoated free sheet prices.  Packaging & Newsprint sales were flat.  Wood Products sales decreased 6% primarily due to 10% lower average prices for plywood, 19% lower average lumber prices, and 21% lower particleboard prices.  Engineered wood products sales increased 15%, compared with the year-ago quarter, due to higher prices and sales volumes.  Building Materials Distribution sales were up 5% due to increased volume and improved product mix.

Income From Operations

                Income from operations decreased $0.5 million to $79.4 million in third quarter 2005, compared with $79.9 million in the same period a year ago.  Income from operations in second quarter 2005 was $77.4 million.

                Comparing third quarter 2005 with third quarter 2004, segment income in Paper increased $2.6 million, from $7.5 million a year ago to $10.1 million, primarily due to lower fixed costs that were partially offset by increased energy, chemical, and fiber costs and lower prices.  Segment income in

Packaging & Newsprint decreased $1.9 million, from $8.2 million a year ago to $6.3 million, primarily due to lower prices for linerboard, increased energy costs, and reduced production and sales volumes that resulted from Hurricane Rita.  The impact of the lost production was offset, in part, by increased newsprint and corrugated container prices and reduced fixed costs, including depreciation and amortization.  Segment income in Wood Products declined $13.3 million, from $48.0 million a year ago to $34.7 million, primarily due to lower prices for plywood, particleboard, and lumber and higher delivered-log costs.  These negative impacts on segment income were offset in part by increased volumes and prices in engineered wood products.  Segment income in Building Materials Distribution increased $2.5 million, from $31.9 million a year ago to $34.4 million, primarily due to increased sales volumes and improved product mix.

About Boise

                Boise, headquartered in Boise, Idaho, manufactures engineered wood products, plywood, lumber, and particleboard and distributes a broad line of building materials, including wood products manufactured by the company.  Boise also manufactures a wide range of specialty and premium papers, including imaging papers for the office and home and papers for pressure-sensitive applications, as well as printing and converting papers, containerboard and corrugated boxes, newsprint, and market pulp.  Visit Boise’s website at www.bc.com.

Webcast and Conference Call

                Boise will host an audiovisual webcast and conference call on Thursday, November 3, 2005, at 11 a.m. Eastern Standard Time, at which time we will review the company’s recent performance.  You can join the webcast through the Boise website. Go to http://www.bc.com, and click on the link to the webcast under the News & Events heading.  Slides will be posted 20 minutes before the beginning of the webcast.  Please go to the website at least 15 minutes before the start of the webcast to register and to download and install any necessary audio software.  To join the conference call, dial (800) 374-0165 (international callers should dial (706) 634-0995) at least 10 minutes before the start of the call.

                The archived webcast will be available in News & Events (link in the About Boise section) of Boise’s website.  A replay of the conference call will be available from November 3 at 12:00 noon (Eastern

Standard) through December 3 at 11:59 p.m.  Playback numbers are (800) 642-1687 for U.S. calls and (706) 645-9291 for international calls, and the pass code is 9518031.

Forward-Looking Statements

                This news release may include forward-looking statements under the federal securities laws.  These statements are subject to a number of risks and uncertainties that could cause our results to differ materially from our expectations.  Forward-looking statements should be read in conjunction with the company’s reports filed with the Securities and Exchange Commission.  These reports contain a discussion of the company’s business and the various factors that affect it.

Boise Cascade Company
Consolidated Statements of Income (Loss)

(unaudited, in thousands)

	Boise	Predecessor	Boise
	Three Months Ended
	September 30		June 30,
	2005	2004	2005
Sales
Trade	$1,423,005	$1,417,753	$1,352,466
Related parties	133,292	141,546	142,145
	1,556,297	1,559,299	1,494,611
Costs and expenses
Materials, labor, and other operating expenses	1,358,764	1,295,191	1,299,409
Fiber costs from related parties	—	30,342	—
Depreciation, amortization, and depletion	33,044	59,407	31,712
Selling and distribution expenses	69,185	67,239	64,426
General and administrative expenses	15,861	25,774	18,036
Other (income) expense, net	60	1,452	3,661	(a)
	1,476,914	1,479,405	1,417,244

Income from operations	79,383	79,894	77,367

Foreign exchange gain (loss)	1,039	1,064	(248)
Change in fair value of interest rate swaps	—	—	(5,314	)(b)
Interest expense	(31,055)	(21,281)	(74,365	)(c)
Interest income	367	199	434
	(29,649)	(20,018)	(79,493)

Income (loss) before income taxes	49,734	59,876	(2,126)
Income tax provision	(21,260)	(24,701)	(12,343)
Net income (loss)	$28,474	$35,175	$(14,469)

Segment Information

(unaudited, in thousands)

	Boise	Predecessor	Boise
	Three Months Ended
	September 30		June 30,
	2005	2004	2005
Segment sales
Paper	$350,135	$358,341	$352,729
Packaging & Newsprint	183,501	183,903	167,810
Wood Products	338,567	359,210	334,978
Building Materials Distribution	842,707	805,480	796,026
Intersegment eliminations and other	(158,613)	(147,635)	(156,932)
	$1,556,297	$1,559,299	$1,494,611

Segment income (loss)
Paper	$10,077	$7,500	$27,145
Packaging & Newsprint	6,289	8,160	10,105
Wood Products	34,732	48,024	31,311
Building Materials Distribution	34,427	31,908	21,046
Corporate and Other	(5,103)	(14,634)	(12,488	)(a)
	80,422	80,958	77,119

Change in fair value of interest rate swaps	—	—	(5,314	)(b)
Interest expense	(31,055)	(21,281)	(74,365	)(c)
Interest income	367	199	434
Income (loss) before income taxes	$49,734	$59,876	$(2,126)

EBITDA (h)
Paper	$23,924	$43,985	$40,450
Packaging & Newsprint	15,519	18,790	19,346
Wood Products	40,981	55,133	36,661
Building Materials Distribution	36,807	33,759	23,347
Corporate and Other	(3,765)	(11,302)	(10,973	)(a)
	$113,466	$140,365	$108,831

Boise Cascade Company
Consolidated Statements of Income

(unaudited, in thousands)

	Boise		Predecessor
	Nine Months Ended
	September 30
	2005		2004
Sales
Trade	$4,057,406		$4,001,281
Related parties	425,773		397,639
	4,483,179		4,398,920
Costs and expenses
Materials, labor, and other operating expenses	3,878,831		3,713,777
Fiber costs from related parties	17,609		86,401
Depreciation, amortization, and depletion	95,393		176,055
Selling and distribution expenses	195,947		190,843
General and administrative expenses	53,101		67,831
Other (income) expense, net	3,848	(a)	14,085	(f)
	4,244,729		4,248,992

Income from operations	238,450		149,928

Equity in net income of affiliate	—		6,308	(g)
Gain on sale of equity affiliate	—		46,498	(g)
Foreign exchange gain (loss)	(2)		649
Change in fair value of interest rate swaps	9,886	(b)	—
Interest expense	(137,499	)(c)	(64,730)
Interest income	2,151		524
	(125,464)		(10,751)

Income before income taxes	112,986		139,177
Income tax provision	(34,242	)(d)	(55,402)
Net income	$78,744		$83,775

Pro forma income data (e)
Net income as reported	$78,744
Pro forma income taxes	(15,192)
Pro forma net income	$63,552

Segment Information

(unaudited, in thousands)

	Boise		Predecessor
	Nine Months Ended
	September 30
	2005		2004
Segment sales
Paper	$1,060,715		$1,029,635
Packaging & Newsprint	545,058		503,819
Wood Products	995,980		1,050,710
Building Materials Distribution	2,334,892		2,218,481
Intersegment eliminations and other	(453,466)		(403,725)
	$4,483,179		$4,398,920

Segment income (loss)
Paper	$66,453		$(27,456)
Packaging & Newsprint	20,862		(2,360)
Wood Products	99,151		194,684	(f)(g)
Building Materials Distribution	79,841		80,521
Corporate and Other	(27,859	)(a)	(42,006)
	238,448		203,383

Change in fair value of interest rate swaps	9,886	(b)	—
Interest expense	(137,499	)(c)	(64,730)
Interest income	2,151		524
Income before income taxes	$112,986		$139,177

EBITDA (h)
Paper	$106,637		$80,341
Packaging & Newsprint	48,542		29,123
Wood Products	116,002		215,830	(f)(g)
Building Materials Distribution	86,526		86,063
Corporate and Other	(23,866	)(a)	(31,919)
	$333,841		$379,438

Summary Notes to Consolidated Statements of Income (Loss) and Segment Information

a)              Includes $3.6 million for the write-off of costs incurred in connection with the canceled initial public offering.

b)             Represents the change in the fair value of interest rate swaps related to our amended and restated senior credit facilities.

c)              Includes the write-off of $43.0 million of deferred financing costs resulting from the repayment of the Tranche B term loan.

d)             On May 9, 2005, we converted to a corporation from a limited liability company.  Tax expenses and benefits related to operations prior to May 9 were recognized by the partners of the limited liability company.   For the period of May 9 through September 30, 2005, we recorded income tax expense at an estimated annual effective tax provision rate of 43.5%.  The effect of establishing deferred taxes upon conversion to a corporation was not material to income tax expense.

e)              For the period of October 29, 2004 (inception), through May 9, 2005, we operated as a limited liability company.  The unaudited pro forma income data assumes we operated as a corporation during this period.

f)                Includes $7.1 million of costs incurred in connection with the February 2004 sale of our predecessor’s Yakima, Washington, plywood and lumber operations.

g)             The nine months ended September 30, 2004, includes $52.8 million of income related to our predecessor’s investment in Voyageur Panel, which was sold in May 2004.

h)             EBITDA represents income before interest (interest expense, interest income, and changes in fair value of interest rate swaps), income taxes, and depreciation, amortization, and depletion.  The following table reconciles net income (loss) to EBITDA for the three months ended September 30, 2005 and 2004, and June 30, 2005:

	Boise	Predecessor	Boise
	Three Months Ended
	September 30		June 30,
	2005	2004	2005
	(unaudited, in thousands)

Net income (loss)	$28,474	$35,175	$(14,469)
Change in fair value of interest rate swaps	—	—	5,314
Interest expense	31,055	21,281	74,365
Interest income	(367)	(199)	(434)
Income tax provision	21,260	24,701	12,343
Depreciation, amortization, and depletion	33,044	59,407	31,712
EBITDA	$113,466	$140,365	$108,831

The following table reconciles net income to EBITDA for the nine months ended September 30, 2005 and 2004:

	Boise	Predecessor
	Nine Months Ended
	September 30
	2005	2004
	(unaudited, in thousands)

Net income	$78,744	$83,775	(f)(g)
Change in fair value of interest rate swaps	(9,886)	—
Interest expense	137,499	64,730
Interest income	(2,151)	(524)
Income tax provision	34,242	55,402
Depreciation, amortization, and depletion	95,393	176,055
EBITDA	$333,841	$379,438

Boise Cascade Company

Consolidated Balance Sheets

(unaudited, in thousands)

	September 30,	December 31,
	2005	2004
ASSETS

Current
Cash and cash equivalents	$175,112	$163,345
Receivables
Trade, less allowances of $2,560 and $2,323	403,994	276,668
Related parties	38,054	42,055
Other	17,841	19,174
Inventories	621,308	594,869
Deferred income taxes	36,097	—
Other	14,879	15,621
	1,307,285	1,111,732

Property
Property and equipment
Land and land improvements	80,843	83,123
Buildings and improvements	222,838	204,704
Machinery and equipment	1,289,909	1,196,978
	1,593,590	1,484,805

Accumulated depreciation	(108,805)	(18,956)
	1,484,785	1,465,849
Fiber farms and timber deposits	52,553	44,646
	1,537,338	1,510,495

Note receivable from related party	—	157,509
Deferred financing costs	36,624	84,054
Goodwill	14,871	18,390
Intangible assets	32,412	34,357
Other assets	34,312	15,532
Total assets	$2,962,842	$2,932,069

Boise Cascade Company
Consolidated Balance Sheets (continued)

(unaudited, in thousands except for equity units and shares)

	September 30,	December 31,
	2005	2004
LIABILITIES AND CAPITAL

Current
Current portion of long-term debt	$8,400	$13,300
Income taxes payable	6,152	272
Accounts payable
Trade	367,697	310,148
Related parties	507	150
Accrued liabilities
Compensation and benefits	95,099	62,495
Interest payable	16,213	8,584
Other	47,667	43,359
	541,735	438,308
Debt
Long-term debt, less current portion	1,477,400	1,966,700
Note payable to related party, net	266,405	—
	1,743,805	1,966,700
Other
Deferred income taxes	60,269	—
Compensation and benefits	152,871	133,648
Other long-term liabilities	32,590	23,573
	245,730	157,221

Commitments and contingent liabilities

Capital
Series A equity units — no par value; 66,000,000 units authorized; 0 and 66,000,000 units outstanding	—	36,868
Series B equity units — no par value; 549,000,000 units authorized; 0 and 549,000,000 units outstanding	—	332,972
Series C equity units — no par value; 38,165,775 units authorized; 0 and 35,600,120 units outstanding	—	—
Series A preferred stock - $0.01 par value; 66,000,000 shares authorized; 66,000,000 and 0 shares issued and outstanding	39,112	—
Class A common stock - $0.01 par value; 150,000,000 shares authorized; 0 and 0 shares issued and outstanding	—	—
Class B common stock - $0.01 par value; 100,000,000 shares authorized; 41,303,763 and 0 shares issued and outstanding	413	—
Class C common stock - $0.01 par value; 10,000,000 shares authorized; 2,671,302 and 0 shares issued and outstanding	27	—
Additional paid-in capital	336,202	—
Retained earnings	44,695	—
Accumulated other comprehensive income	11,123	—
Total capital	431,572	369,840

Total liabilities and capital	$2,962,842	$2,932,069

Boise Cascade Company
Consolidated Statements of Cash Flows

(unaudited, in thousands)

	Boise	Predecessor
	Nine Months Ended
	September 30
	2005	2004
Cash provided by (used for) operations
Net income	$78,744	$83,775
Items in net income not using (providing) cash
Equity in net income of affiliate	—	(6,308)
Depreciation, depletion, and amortization of deferred financing costs and other costs	145,867	176,055
Related-party interest expense	13,690	—
Deferred income tax provision	21,032	7,750
Pension and other postretirement benefit expense	21,388	60,821
Change in fair value of interest rate swaps	(9,886)	—
Management equity units expense	2,188	—
Gain on sales of assets	—	(46,745)
Other	(1,341)	(649)
Decrease (increase) in working capital
Receivables	(121,816)	(294,296)
Inventories	(26,467)	(47,459)
Accounts payable and accrued liabilities	93,705	89,986
Pension and other postretirement benefit payments	(508)	(60,821)
Current and deferred income taxes	5,917	(5,907)
Other	4,827	(7,129)
Cash provided by (used for) operations	227,340	(50,927)

Cash provided by (used for) investment
Expenditures for property and equipment	(116,791)	(121,856)
Repayment of note receivable from related party	157,509	—
Sales of assets	12,575	103,229
Other	654	(1,151)
Cash provided by (used for) investment	53,947	(19,778)

Cash provided by (used for) financing
Tax distributions to members	(23,295)	—
Note payable to related party, net	251,042	—
Payments of long-term debt	(1,334,200)	—
Issuances of long-term debt	840,000	—
Net equity transactions with OfficeMax	—	16,264
Net debt issuances	—	54,441
Other	(3,067)	—
Cash provided by (used for) financing	(269,520)	70,705

Increase in cash and cash equivalents	11,767	—

Balance at beginning of the period	163,345	—

Balance at end of the period	$175,112	$—